EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made effective as of April 6, 2000, between PINNACLE SYSTEMS, INC., a California corporation ("Pinnacle") and DAVID ENGELKE, SETH M. HABERMAN and SIMON V. HABERMAN, (Mr. Engelke and Messrs Haberman are being referred to collectively as the "Shareholders" and individually as a "Shareholder"), the sole shareholders of Montage Group Ltd., a New Hampshire corporation ("Montage"), pursuant to the Stock Acquisition Agreement, (the "Acquisition Agreement").

                                    RECITALS

         A. Pursuant to the terms of the Acquisition Agreement, Pinnacle shall issue to the Shareholders 125,224 shares of common stock of Pinnacle, no par value (the "Pinnacle Shares"), in connection with the acquisition of all of the outstanding capital stock of Montage.

         B. Section 1.4 of the Acquisition Agreement provides for the execution and delivery of this Agreement concurrent with the signing of the Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Acquisition Agreement, the parties hereto hereby agree as follows:

                                   SECTION 1
                                   DEFINITIONS

         1.1 Certain Definitions. As used in this Agreement:

             (a)  The term "Effective Time" means October 3, 2000.

             (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

             (c) The term "person" shall mean any person, individual, corporation, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).


             (d) The term "Holder" means (i) the Shareholders or (ii) a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 2.9 of this Agreement.

             (e) The term "Initial Registrable Securities" means 62,612 of the Pinnacle Shares issued to the Shareholders pursuant to Section
                  1.2 of the Acquisition Agreement and shall include all Pinnacle Shares received by any Holder in respect thereof pursuant to a stock split, stock dividend or other recapitalization of Pinnacle or pursuant to any merger, consolidation or reorganization involving Pinnacle.


             (f) The term "First Earnout Registrable Securities" means one-half of any of the shares issued in connection with an Earnout Payment made for the First Earnout Period to such Holder pursuant to Section 1.3 of the Acquisition Agreement and shall include all Pinnacle Shares received by any Holder in


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                  respect thereof  pursuant to a stock split,  stock dividend or other recapitalization of Pinnacle or pursuant to any merger, consolidation or reorganization involving Pinnacle.



             (g) The term "Second Earnout Registrable Securities" means all of the shares issued in connection with an Earnout Payment made for the Second Earnout Period to such Holder Pursuant to
                  Section 1.3 of the Acquisition Agreement and shall include all Pinnacle Shares received by any Holder in respect thereof pursuant to a stock split, stock dividend or other recapitalization of Pinnacle or pursuant to any merger, consolidation or reorganization involving Pinnacle.

             (h) The term "Pinnacle Public Sale Event" shall mean any sale by Pinnacle of Common Stock for its own account as contemplated by Section 2.2 of this Agreement pursuant to an effective Registration Statement filed by Pinnacle, filed on Form S-1 or any other form for the general registration of securities with the SEC (other than a Registration Statement filed by Pinnacle on either Form S-4 or Form S-8 or any registration in connection with a standby underwriting in connection with the redemption of outstanding convertible securities).

             (i) The term "Pinnacle Sale Notice" shall mean a written notice of offering pursuant to SubSection 2.2(b) of this Agreement from Pinnacle to each Holder stating that Pinnacle proposes to effect a Pinnacle Public Sale Event and which notice shall describe the proposed registration and distribution.

             (j) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

             (k) The term "Registrable Securities" means all of the Pinnacle Shares issued to any Holder pursuant to Section 1.3 of the Acquisition Agreement, and shall include all Pinnacle Shares received by any Holder in respect thereof pursuant to a stock split, stock dividend or other recapitalization of Pinnacle or pursuant to any merger, consolidation or reorganization involving Pinnacle.

             (l) The term "Registration Statement" shall mean any registration statement (including the Preliminary Prospectus, the Prospectus, any amendments (including any post-effective amendments) thereof, any supplements and all exhibits thereto and any documents incorporated therein by reference pursuant to the rules and regulations of the SEC), filed by Pinnacle with the SEC under the Securities Act in connection with the SEC provisions of Section 2 of this Agreement.

             (m) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

             (n)  The term "SEC" means the United States Securities and Exchange
                  Commission   or  any   other   federal   agency  at  the  time
                  administering the Securities Act.

         1.2 Acquisition Agreement. Capitalized terms not otherwise defined herein have the meanings given to them in the Acquisition Agreement.


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                                   SECTION 2
                               REGISTRATION RIGHTS


         2.1 Shelf Registration.

             (i) Initial Registration. Prior to the Effective Time, Pinnacle shall file a Registration Statement on Form S-3 under the Securities Act covering all of the Initial Registrable Securities. The offering made pursuant to such registration shall not be underwritten. Pinnacle shall use its best efforts to cause such Registration Statement to be declared effective, at its expense, by the SEC by the Effective Time and to keep such Registration Statement effective until the sooner to occur of (A) the date on which all Initial Registrable Securities included within such Registration Statement have been sold or (B) the first anniversary of the date hereof.

             (ii) First Earnout Registration. Within 45 days following the issuance and delivery of First Earnout Registrable Securities to one or more Holders pursuant to Section 1.3 of the Acquisition Agreement, if any, Pinnacle shall file a Registration Statement on Form S-3 under the Securities Act covering such First Earnout Registrable Securities. The offering made pursuant to such registration shall not be underwritten. Pinnacle shall use its best efforts to cause such Registration Statement to be declared effective by the SEC within 120 days of the issuance of such First Earnout Registrable Securities and to keep such Registration Statement effective until the sooner to occur of (A) the date on which all First Earnout Registrable Securities included within such Registration Statement have been sold or (B) the first anniversary of the date of issuance of such First Earnout Registrable Securities.

             (iii) Second Earnout Registration. Within 45 days following the issuance and delivery of Second Earnout Registrable Securities to one or more Holders pursuant to Section 1.3 of the Acquisition Agreement, if any, Pinnacle shall file a Registration Statement on Form S-3 under the Securities Act covering such Second Earnout Registrable Securities. The offering made pursuant to such registration shall not be underwritten. Pinnacle shall use its best efforts to cause such Registration Statement to be declared effective by the SEC within 120 days of the issuance of such Second Earnout Registrable Securities and to keep such Registration Statement effective until the sooner to occur of
(A) the date on which all Second Earnout Registrable Securities included within such Registration Statement have been sold or (B) the first anniversary of the date of issuance of such Second Earnout Registrable Securities.

         2.2 Pinnacle Public Sale Events.

             (a) Determination. Subject to Section 2.5 of this Agreement, Pinnacle may at any time effect a Pinnacle Public Sale Event pursuant to a Registration Statement filed by Pinnacle if Pinnacle gives each Holder a Pinnacle Sale Notice, provided that such Pinnacle Sale Notice is given not less than 10 days prior to the initial filing of the related Registration Statement. The obligation of Pinnacle to give to each Holder a Pinnacle Sale Notice and to permit piggyback registration rights to Holders with respect to Registrable Securities in connection with Pinnacle Public Sale Events in accordance with this Section 2.2 shall terminate on the date that is the later of (i) 12 months from the date hereof or (ii) 12 months following the date on which any Pinnacle Shares are issued to the Shareholders in connection with an Earnout Payment made under Section 1.7 of the Acquisition Agreement.

             (b) Notice. The Pinnacle Sale Notice shall offer the Holders the opportunity to participate in such offering and shall include the number of shares of Registrable Securities that will be available for sale by the Holders in the proposed offering, which number shall represent the best estimate of the lead managing underwriter (or, if not known or applicable, Pinnacle) of the maximum number of shares of Registrable Securities that may be included in the proposed offering.

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             (c)  Piggyback  Rights  of  Holders.  (A) If  Pinnacle  shall  have delivered a Pinnacle Sale Notice, Holders shall be entitled to participate on the same terms and conditions as Pinnacle in Pinnacle Public Sale Event to which such Pinnacle Sale Notice relates and to offer and sell shares of Registrable Securities therein only to the extent provided in this Section 2.2(c). Each Holder desiring to participate in such offering shall notify Pinnacle no later than five days following receipt of a Pinnacle Sale Notice of the aggregate number of shares of Registrable Securities that such Holder then desires to sell in the offering. (B) Each Holder desiring to participate in a Pinnacle Public Sale Event may include shares of Registrable Securities in any Registration Statement relating to a Pinnacle Public Sale Event to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by Pinnacle to be included therein. If the lead managing underwriter selected by Pinnacle for a Pinnacle Public Sale Event advises Pinnacle in writing that the total number of shares of Common Stock to be sold by Pinnacle together with the shares of Registrable Securities which such Holders intend to include in such offering would be reasonably likely to adversely affect the price or distribution of the Common Stock offered in such Pinnacle Public Sale Event or the timing thereof, then there shall be included in the offering only that number of shares of Registrable Securities, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the marketing of the offering; provided that if the lead managing underwriter determines that such factors require a limitation on the number of shares of Registrable Securities to be offered and sold as aforesaid and so notifies Pinnacle in writing, the number of shares of Registrable Securities to be offered and sold by Holders desiring to participate in Pinnacle Public Sale Event, shall be allocated among those Holders desiring to participate in such Pinnacle Public Sale Event on a pro rata basis based on their holdings of Registrable Securities. If any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to it pursuant to the above-described procedure, the remaining portion of its allocation shall be reallocated among those requesting Holders whose allocation did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities held by such Holders, and this procedure shall be repeated until all
of  the  shares  of  Registrable   Securities  which  may  be  included  in  the
underwriting have been so allocated. Notwithstanding anything to the contrary herein, each Holders' right to participate in a Pinnacle Public Sale Event shall be subject to Section 3.11 of the Stock Restriction and Registration Rights Agreement dated as of August 2, 1999 between Pinnacle and Hewlett-Packard Company, which agreement permits the inclusion by one or more Holder of Registrable Securities in such Pinnacle Public Sale Events only to the extent that the inclusion of such Registrable Securities will not reduce the amount of shares of Pinnacle Common Stock held by Hewlett Packard Company, or any transferee thereof, that Hewlett-Packard Company, or any transferee thereof, is authorized to include or has included in such Pinnacle Public Sale Event.





             (d) Discretion of Pinnacle. In connection with any Pinnacle Public Sale Event, subject to the provisions of this Agreement, Pinnacle, in its sole discretion, shall determine whether (a) to proceed with, withdraw from or terminate such Pinnacle Public Sale Event, (b) to enter into a purchase agreement or underwriting agreement for such Pinnacle Public Sale Event, and (c) to take such actions as may be necessary to close the sale of Common Stock contemplated by such offering, including, without limitation, waiving any conditions to closing such sale which have not been fulfilled.


             (e) Market-Standoff Agreement. In connection with a Pinnacle Public Sale Event, each Holder agrees, upon the request of Pinnacle or the underwriters managing any underwritten offering of Pinnacle's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of Pinnacle (other than those included in the registration) without the prior written consent of Pinnacle or such underwriters, as the case may be, for such period of time after the effectiveness of the Registration Statement as specified by such underwriters, not to exceed one hundred eighty (180) days; provided that all officers, directors and 5% stockholders of Pinnacle are bound by and have entered into similar agreements. Each Holder agrees that Pinnacle may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 2.2(e).

         2.3 Information by Holder(s). The Holder(s) whose securities are included in any registration effected pursuant to this Section 2 shall furnish in writing to Pinnacle such information regarding such persons and the distribution proposed by such persons as Pinnacle may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2. Pinnacle's obligations under this
Section 2 are conditioned upon compliance by such persons with the provisions of this Section 2.3.


         2.4 Obligations of Pinnacle. In connection with any registration of Registrable Securities pursuant to this Section 2, Pinnacle shall:



             (a) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such Registration Statement.

             (b) Furnish to the participating Holders such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus) as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while Pinnacle shall be required under the provisions hereof to cause a Registration Statement to remain current. In addition, during such period, Pinnacle shall provide the Holders, without charge, with one copy of any Registration Statement and any post-effective amendments thereto (including financial statements and schedules and the exhibits thereto).

             (c)  Provide  to  any  Holder  requesting  to  include  Registrable
Securities in such Registration Statement and any managing underwriter(s) participating in any distribution thereof and to any attorney, accountant or other agent retained by such Holder or managing underwriter(s), reasonable access to appropriate officers and directors of Pinnacle, its independent auditors and counsel to ask questions and to obtain information (including any financial and other records and pertinent corporate documents) reasonably requested by any such Holder, managing underwriter(s), attorney, accountant or other agent in connection with such Registration Statement or any amendment thereto, provided, however, that (i) in connection with any such access or request, any such requesting persons shall cooperate to the extent reasonably practicable to minimize any disruption to the operation by Pinnacle of its business and (ii) any records, information or documents shall be kept confidential by such requesting persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available or (ii) disclosure of such records, information or documents is required by court or administrative order or by applicable law (including, without limitation, the Securities Act).

             (d) Use its best efforts to register or qualify the shares of Registrable Securities covered by such Registration Statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request.

             (e) Take all such other action either necessary or desirable to permit the shares of Registrable Securities held by the Holders to be registered and disposed of in accordance with the method of disposition described herein.

             (f) Enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each participating Holder participating in such underwriting shall also enter into and perform its obligations under any such agreement.

             (g) Cause all Registrable  Securities  registered  pursuant to this
Section 2 to be listed on The Nasdaq National Market or on any other exchange on which Pinnacle's Common Stock is then listed or quoted.

             (h) Provide for or designate a transfer agent and registrar (which may be the same entity) for the Registrable Securities covered by the Registration Statement from and after the effective date of such Registration Statement.

             (i) Cooperate with the selling Holders of Registrable Securities and any managing underwriters to facilitate the timely issuance and delivery to any underwriters to which any Holder may sell Registrable Securities in such offering certificates evidencing shares of the Registrable Securities not bearing any restrictive legends and in such denominations and registered in such names as the managing underwriters may request.

             (j)  Pinnacle  will keep the Holders  informed of  Pinnacle's  best estimate of the earliest date on which such Registration Statement or any post-effective amendment thereto will become effective and will notify each Holder, Holders' Counsel and the managing underwriter(s), if any, participating in the distribution pursuant to such Registration Statement promptly (i) when such Registration Statement or any post-effective amendment to such Registration Statement is filed or becomes effective, (ii) of any request by the SEC for an amendment or any supplement to such Registration Statement or any related Prospectus, or any other information request by any other governmental agency directly relating to the offering, and promptly deliver to each Holder participating in the offering and the managing underwriter(s), if any, copies of all correspondence between the SEC or any such governmental agency or self-regulatory body and all written memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement or proposed sale of shares, to the extent not covered by attorney-client privilege or constituting attorney work product, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related Prospectus or the initiation or threat of any proceeding for that purpose, (iv) of the suspension of the qualification of any shares of Common Stock included in such Registration Statement for sale in any jurisdiction or the initiation or threat of a proceeding for that purpose, (v) of any determination by Pinnacle that an event has occurred (the nature and pendency of which need not be disclosed during a "black-out period" pursuant to Section 2.5 of this Agreement) which makes untrue any statement of a material fact made in such Registration Statement or any related Prospectus or which requires the making of a change in such Registration Statement or any related Prospectus in order that the same will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the completion of the distribution contemplated by such Registration Statement if it relates to a Pinnacle Public Sale Event.

             (k) In the event of the issuance of any stop order suspending the effectiveness of such Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any shares of Common Stock included in such Registration Statement for sale in any jurisdiction, Pinnacle will obtain its withdrawal at the earliest possible time.

         2.5  Suspension of  Prospectus.  Notwithstanding  anything else in this
Section 2, if, at any time during which a Prospectus is required to be delivered in connection with the sale of Registrable Securities, the Board of Directors of Pinnacle reasonably determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains or incorporates by reference a material misstatement or omission, the correction of which would require the premature disclosure of confidential information that would, in the good faith determination of the Board of Directors, materially and adversely affect Pinnacle, Pinnacle will immediately notify the Holders thereof by telephone and in writing. Upon receipt of such notification, Holders will immediately suspend all offers and sales of any Registrable Securities pursuant to the Registration Statement for a period not to exceed 30 days. Pinnacle may not exercise this delay right more than twice in any 12-month period. In the event of the delivery of the notice described above by Pinnacle, Pinnacle shall use its best efforts to amend such Registration Statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Pinnacle to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed.

         2.6 Expenses.

             (a) All costs and expenses, other than discounts and commissions, incurred in connection with any registration pursuant to Section 2 shall be borne by Pinnacle. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of Pinnacle's counsel and its accountants, and all other costs and expenses of Pinnacle incident to the preparation, printing and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of Pinnacle's transfer agent and all other costs and expenses of complying with the provisions of this Section 2 with respect to such registration (collectively, "Registration Expenses").
             (b) Excluding the Registration Expenses, the participating Holders shall pay all other fees and expenses incurred on their behalf with respect to any registration pursuant to this Section 2, including any counsel for the participating Holders and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such Registration Statement.

         2.7 Indemnification. In the event of any offering registered pursuant to this Agreement:

             (a) To the extent permitted by law, Pinnacle will indemnify each Holder (excluding Holders who are then directors or officers of Pinnacle), each of their respective officers and directors, and each person controlling such person, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary or final prospectus, offering circular or other document (including any related Registration Statement, notification or the like) or any amendment or supplement thereto incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by Pinnacle of any rule or regulation promulgated under the Securities Act or any state securities laws or rule or regulation promulgated thereunder applicable to Pinnacle and relating to action or inaction required of Pinnacle in connection with any such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, expense or action, provided that Pinnacle will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Pinnacle by an instrument duly executed by such person or underwriter and stated to be specifically for use therein.

             (b) To the extent permitted by law, each Holder will, if Registrable Securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Pinnacle, its legal counsel, each of its directors and officers who sign such Registration Statement, each underwriter, if any, of Pinnacle's securities covered by such a Registration Statement, each person who controls Pinnacle within the meaning of the Securities Act and each other such Holder, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages, liabilities and expenses (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary or final prospectus, offering circular or other document, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Pinnacle, such Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, expense or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, preliminary or final prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Pinnacle by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

             (c) Each party entitled to indemnification under this Section 2.7 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is materially impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.7, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.7.

             (d) The  obligations of Pinnacle and each Holder under this Section
2.7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement and otherwise.

         2.8 Sale without Registration. The Holder of a certificate representing Registrable Securities required to bear the legend in substantially the form set forth in Section 5.2 of the Acquisition Agreement (or any similar legend) by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Prior to any proposed transfer of any Registrable Securities which shall not be registered under the Securities Act, the holder thereof shall give written notice to Pinnacle of such holder's intention to effect such transfer, accompanied by: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) except for transfers proposed to be made in accordance with SEC Rule 144 (as in effect at the date hereof and as amended from time to time thereafter) or to any constituent partner of any of the Shareholders, at the expense of the Holder or transferee, an unqualified written opinion of legal counsel, satisfactory in form and substance to Pinnacle, to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this
Section 2.8 shall relieve Pinnacle from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Section 2.

         2.9 Transfer of Registration Rights. The rights to cause Pinnacle to register securities granted by Pinnacle under this Agreement may be assigned by the Shareholders only if: (i) Pinnacle is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to Pinnacle by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; (ii) such assignment includes all of the Registrable Securities originally issued to the transferee, or such lesser amount if not less than 10,000 shares of Registrable Securities; provided, however, that such 10,000 share limitation shall not apply to transfers by a Holder to spouses and ancestors, lineal descendants, and siblings of such Holders or spouses who acquire Registrable Securities by right, will, or intestate succession, if all
such   transferees   or   assignees   agree  in  writing  to  appoint  a  single
representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement.

         2.10 Rule 144. Pinnacle covenants that it shall file any reports required to be filed by it under the Exchange Act, and that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation adopted by the SEC. Pinnacle shall, upon the request of any Holder of Registrable Securities, deliver to such Holder a written statement as to whether it has complied with such requirements.

                                    SECTION 3
                                  MISCELLANEOUS

         3.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

         3.2 Third Party Beneficiaries. It is intended that the shareholders of Pinnacle shall be third party beneficiaries to this Agreement.

         3.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         3.4 Amendment of Registration Rights. This Agreement may be amended or modified only by a writing signed by Pinnacle and holders of a majority of the Registrable Securities from time to time outstanding.

         3.5 Notices and Dates. All notices or other communications required or permitted under this Agreement shall be made in the manner provided in Section
8.1 of the Acquisition Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

         3.6 Severability. If any provision of this Agreement or portion thereof is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.


"PINNACLE"                     PINNACLE SYSTEMS, INC.,
                               a California corporation


                               By:
                                  ----------------------------------------------
                                   Arthur D. Chadwick, Vice President, Finance
                                   and Chief Financial Officer

"THE SHAREHOLDERS"
                               -------------------------------------------------
                               DAVID ENGELKE


                               -------------------------------------------------
                               SETH M. HABERMAN


                               -------------------------------------------------
                               SIMON V. HABERMAN